- --------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                   FORM 8-K/A



                                 CURRENT REPORT



                          Pursuant to Section 13 of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 30, 1993




                             FOREST OIL CORPORATION
               (Exact name of registrant as specified in charter)






            New York                     0-4597                  25-0484900
     (State of other juris-            (Commission              (IRS Employer
    diction of incorporation)          file number)          Identification No.)



       1500 Colorado National Building, 950-17th Street, Denver, CO 80202
             (Address of principal executive offices)    (Zip Code)



       Registrant's telephone number, including area code:  (814) 368-7171



- --------------------------------------------------------------------------------

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a) Loma Vieja/Martinez Properties Historical Summaries of Oil and Gas Revenue and Direct Operating Expenses.

     (b)  Pro forma financial information.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             FOREST OIL CORPORATION
                                                  (Registrant)

Dated: March 14, 1994                        By  /s/David H. Keyte
                                               ------------------------------
                                                 David H. Keyte
                                                 Vice President
                                                 and Chief Accounting Officer

                          INDEPENDENT AUDITORS' REPORT





BOARD OF DIRECTORS AND STOCKHOLDERS
FOREST OIL CORPORATION:


We have audited the accompanying Historical Summary of Oil and Gas Revenue and Direct Operating Expenses of certain oil and gas properties of Wagner & Brown, Ltd. acquired by Forest Oil Corporation (the Historical Summary) for the year ended December 31, 1992. This Historical Summary is the responsibility of Wagner & Brown, Ltd.'s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Forest Oil Corporation) as described in Note 1 and is not intended to be a complete presentation of the acquired property interests' revenue and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the oil and gas revenue and direct operating expenses of the acquired property interests, as described in Note 1 for the year ended December 31, 1992, in conformity with generally accepted accounting principles.




                                        /s/ KPMG Peat Marwick
                                        KPMG Peat Marwick


Midland, Texas
January 18, 1994

                         WAGNER & BROWN, LTD. PROPERTIES

                   Historical Summaries of Oil and Gas Revenue
                          and Direct Operating Expenses




                                                                          Nine months ended
                                                          Year Ended        September 30,
                                                         December 31,           1993
                                                             1992            (unaudited)
                                                             ----            -----------
Revenue:
   Natural gas                                           $ 2,780,645          4,190,893
   Oil                                                        48,913             11,866
                                                          ----------         ----------
                                                           2,829,558          4,202,759

Direct operating expenses:
   Lease operating                                           276,204            653,201
   Production taxes                                          146,222            124,029
                                                          ----------         ----------
                                                             422,426            777,230
                                                          ----------         ----------

   Revenue in excess of direct operating expenses        $ 2,407,132          3,425,529
                                                          ----------         ----------
                                                          ----------         ----------


See accompanying notes to the Historical Summaries.

                         WAGNER & BROWN, LTD. PROPERTIES

              Notes to Historical Summaries of Oil and Gas Revenue
                          and Direct Operating Expenses


(1)  PURCHASE OF OIL AND GAS PROPERTIES AND BASIS OF PRESENTATION

     On December 30, 1993, Forest Oil Corporation (Forest) acquired Wagner & Brown, Ltd.'s (W&B) interest in the Loma Vieja/Martinez field of Zapata County, Texas including interests in eight producing wells and certain undeveloped acreage (the W&B Properties).

     The accompanying Historical Summaries are intended to provide historical information on the revenue and direct operating expenses of the W&B Properties and may not be representative of future operations. The Historical Summaries were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the W&B Properties' revenue and expenses. A provision for depreciation, depletion, and amortization has not been included since Forest's basis in the properties differs from W&B's basis. General and administrative expenses have not been included because it is impractical to allocate the historical expenses incurred by W&B to the individual properties, and such expenses may not be comparable to amounts expected to be incurred by Forest. The Historical Summaries also do not include federal and state income taxes or interest expense, as it is impractical to allocate such amounts to the individual properties.

     The Historical Summary for the nine months ended September 30, 1993 is unaudited but reflects, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the revenue and direct operating expenses for the period. The revenue and direct operating expenses for this interim period is not meant to be indicative of future annual revenue and direct operating expenses.

(2)  SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     The following unaudited information has been prepared in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures about Oil and Gas Producing Activities" (SFAS No. 69).

     (a)  EXPLORATION AND DEVELOPMENT COSTS

     Direct operating expenses do not include exploration and development expenditures related to the W&B Properties. Development and exploration costs of $7,694,701 and $162,295 were incurred in 1992.



                                                                     (Continued)

                         WAGNER & BROWN, LTD. PROPERTIES

              Notes to Historical Summaries of Oil and Gas Revenue
                          and Direct Operating Expenses


     (b)  ESTIMATED PROVED OIL AND GAS RESERVES

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions, i.e., prices and costs as of the date the estimate is made. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

     Forest's estimate of proved developed future net recoverable oil and gas reserves of the W&B Properties and changes therein follows. Such estimates are inherently imprecise and may be subject to substantial revisions.


                                                        Oil and        Natural
                                                      condensate         gas
                                                        (Bbls)          (MCF)
                                                        ------          -----
         Balance at December 31, 1991                    3,919        9,763,575
            Production                                  (2,717)      (1,549,944)
            New discoveries and extensions               -            3,102,848
            Revision of prior year estimates             -             (567,905)
                                                      --------       -----------
         Balance at December 31, 1992                    1,202       10,748,574
                                                      --------       -----------
                                                      --------       -----------


     (c) STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standardized measure of discounted future net cash flows has been calculated in accordance with the provisions of SFAS No. 69.

     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of 1992. Future income tax expense has not been considered as the properties are not a tax paying entity. Future general and administrative and interest expenses have also not been considered.




                                                                     (Continued)

                         WAGNER & BROWN, LTD. PROPERTIES

              Notes to Historical Summaries of Oil and Gas Revenue
                          and Direct Operating Expenses


     Changes in the demand for oil and natural gas, inflation, and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of the proved reserves. The standardized measure of discounted future net cash flows as of December 31, 1992, is as follows:


         Future oil and gas sales                                  $ 25,188,024
         Future production and development costs                     (4,552,815)
                                                                    -----------
         Future net revenue                                          20,635,209
         10% annual discount for estimated timing
            of cash flows                                            (4,179,671)
                                                                    -----------
               Standardized measure of discounted
                  future net cash flows                            $ 16,455,538
                                                                    -----------
                                                                    -----------


     (d) CHANGES IN STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES

     An analysis of the changes in the total standardized measure of discounted future net cash flows for the year ended December 31, 1992 is as follows:


         Beginning of year                                         $  8,118,277
         Changes resulting from:
            Sales of oil and gas, net of production
              costs                                                  (2,407,132)
            Net change in sales price                                 6,570,239
            Extensions and discoveries, net of future
              production and development costs                        3,265,136
            Changes in estimated future develop-
              ment costs                                              1,502,865
            Accretion of discount                                       223,034
            Revision of quantity estimates                             (816,881)
                                                                    -----------

         End of year                                               $ 16,455,538
                                                                    -----------
                                                                    -----------


                             FOREST OIL CORPORATION
                Condensed Pro Forma Combined Financial Statements


On July 31, 1992, Forest Oil Corporation (Forest) purchased Transco Exploration and Production Company (TEPCO) for approximately $45,000,000 in an acquisition accounted for as a purchase. On September 30, 1992, Forest Canada I Development Ltd., a wholly owned Canadian subsidiary of Forest, sold its Canadian assets and related operations to CanEagle Resources Corporation (CanEagle) for cash and securities totaling approximately $41,000,000. On May 18, 1993, Forest acquired six offshore properties in the Gulf of Mexico from Atlantic Richfield Company (the ARCO Properties), effective March 1, 1993, for approximately $32,516,000 and additional consideration consisting of offshore production equipment and facilities. On December 30, 1993, Forest acquired an interest in the Loma Vieja/Martinez Field (the Loma Vieja/Martinez Properties) in South Texas, effective October 1, 1993, for approximately $59,347,000.

The following unaudited condensed pro forma combined balance sheet assumes that the acquisition of the Loma Vieja/Martinez Properties occurred on September 30, 1993 and reflects the September 30, 1993 historical consolidated balance sheet of Forest giving pro forma effect to the acquisition of the Loma Vieja/Martinez Properties. The unaudited condensed pro forma combined balance sheet should be read in conjunction with the historical financial statements and related notes of Forest.

The following unaudited condensed pro forma combined statement of operations for the nine months ended September 30, 1993 assumes that the acquisition of the ARCO Properties and Loma Vieja/Martinez Properties occurred as of January 1, 1993 and reflects the historical consolidated statement of operations of Forest (which includes the results of operations of the ARCO Properties since their acquisition in May 1993), as adjusted for the effects of the acquisition of the ARCO Properties for the period from January 1, 1993 through April 30, 1993 and for the effects of the acquisition of the Loma Vieja/Martinez Properties for the period from January 1, 1993 through September 30, 1993. The following unaudited condensed pro forma combined statement of operations for the year ended December 31, 1992 assumes that the acquisition of TEPCO, the sale of the Canadian assets, and the acquisitions of the ARCO and Loma Vieja/Martinez Properties occurred as of January 1, 1992 and reflects the historical consolidated statement of operations of Forest (which includes the results of operations of the TEPCO assets since their acquisition on July 31, 1992) as adjusted for the effects of the TEPCO acquisition for the period from January 1, 1992 through July 31, 1992, for the effects of the sale of the Canadian assets and for the effects of the acquisitions of the ARCO and Loma Vieja/Martinez Properties for the year ended December 31, 1992. The pro forma results of operations are not necessarily indicative of the results of operations that would actually have been attained if the transactions had occurred as of the beginnings of the periods presented. These statements should be read in conjunction with the historical financial statements and related notes of Forest.

                             FOREST OIL CORPORATION
                   Condensed Pro Forma Combined Balance Sheet
                               September 30, 1993
                                   (Unaudited)


                                                                                    Pro Forma Adjustments
                                                                                        (See Note B)             Pro Forma
                                                                    Forest          ---------------------        Combined
                                                                  Historical        Debit          Credit         Forest
                                                                  ----------        -----          ------        ---------
                                                                                       (In Thousands)
ASSETS
Current assets:
    Cash and cash equivalents                                    $  148,027             --          6,000 (1)      142,027
    Accounts receivable                                              23,608             --             --           23,608
    Other current assets                                              4,528             --             --            4,528
                                                                  ---------       --------       --------        ---------
          Total current assets                                      176,163              -          6,000          170,163

Property and equipment, at cost:
    Oil and gas properties - full cost accounting method          1,018,430         55,048 (1)         --        1,073,478
    Buildings, transportation and other equipment                    12,723             --             --           12,723
                                                                  ---------       --------       --------        ---------
                                                                  1,031,153         55,048             --        1,086,201
    Less accumulated depreciation, depletion
        and valuation allowance                                     774,112             --             --          774,112
                                                                  ---------       --------       --------        ---------
          Net property and equipment                                257,041         55,048                         312,089

Investment in and advances to affiliates                             16,709             --             --           16,709
Other assets                                                          7,880             --             --            7,880
                                                                  ---------       --------       --------        ---------

                                                                 $  457,793         55,048          6,000          506,841
                                                                  ---------       --------       --------        ---------
                                                                  ---------       --------       --------        ---------

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Cash overdraft                                               $    2,666             --             --            2,666
    Current portion of production payment obligation                  3,694             --             --            3,694
    Current portion of senior secured notes and
        subordinated debentures                                     123,009             --             --          123,009
    Accounts payable                                                 23,967             --             --           23,967
    Income taxes payable                                                193             --             --              193
    Retirement benefits payable to executives and directors             519             --             --              519
    Accrued expenses and other liabilities                            4,896             --             --            4,896
                                                                  ---------       --------       --------        ---------

          Total current liabilities                                 158,944             --             --          158,944

Bank debt                                                                --             --         16,747 (1)       16,747
Nonrecourse secured loan                                                 --             --         32,301 (1)       32,301
Production payment obligation                                        18,661             --             --           18,661
Subordinated debentures                                              99,261             --             --           99,261
Retirement benefits payable to executives and directors               4,250             --             --            4,250
Other liabilities                                                    15,170             --             --           15,170
Deferred revenue                                                     64,891             --             --           64,891
Deferred income taxes                                                    79             --             --               79

Shareholders' equity:
    Convertible preferred stock                                      16,077             --             --           16,077
    Capital stock                                                     2,796             --             --            2,796
    Capital surplus                                                 196,657             --             --          196,657
    Accumulated deficit                                            (112,872)            --             --         (112,872)
    Foreign currency translation                                       (151)            --             --             (151)
    Treasury stock                                                   (5,970)            --             --           (5,970)
                                                                  ---------       --------       --------        ---------

          Total shareholders' equity                                 96,537             --             --           96,537
                                                                  ---------       --------       --------        ---------

                                                                 $  457,793             --         49,048          506,841
                                                                  ---------       --------       --------        ---------
                                                                  ---------       --------       --------        ---------




  See accompanying notes to condensed pro forma combined financial statements.

                             FOREST OIL CORPORATION
              Condensed Pro Forma Combined Statement of Operations
                      Nine Months Ended September 30, 1993
                                   (Unaudited)



                                                                                   Loma Vieja/    Pro Forma       Pro Forma
                                                     Forest        Effects of       Martinez     Adjustments      Combined
                                                   Historical         ARCO         Historical     (Note B)         Forest
                                                   ----------      ----------      ----------    -----------      ---------
                                                                    (In Thousands Except Per Share Amounts)
Revenue:
    Oil and gas sales:
        Gas                                         $ 57,933         12,628          4,191             --           74,752
        Oil and condensate                            19,665          2,059             12             --           21,736
        Products and other                                --          1,428             --             --            1,428
                                                     -------        -------        -------        -------          -------
                                                      77,598         16,115          4,203                          97,916
    Miscellaneous, net                                 1,717           (300)            --           (270) (2)       1,147
                                                     -------        -------        -------        -------          -------

            Total revenue                             79,315         15,815          4,203           (270)          99,063

Expenses:
    Oil and gas production                            13,789          2,477            777             --           17,043
    General and administrative                         7,556             --             --             --            7,556
    Interest                                          19,068             --             --          4,625 (3)       23,693
    Depreciation and depletion                        44,730          6,307             --          2,185 (4)       53,222
                                                     -------        -------        -------        -------          -------

            Total expenses                            85,143          8,784            777          6,810          101,514
                                                     -------        -------        -------        -------          -------

Earnings (loss) before income taxes,
   cumulative effects of changes in
  accounting principles and extraordinary
  loss on extinguishment of debt                      (5,828)         7,031          3,426         (7,080)          (2,451)
Income tax expense (benefit):                         (1,271)         1,231             --           (818) (5)        (858)
                                                     -------        -------        -------        -------          -------

Earnings (loss) before cumulative
  effects of changes in account-
  ing principles and extraordinary
  loss on extinguishment of debt                      (4,557)         5,800          3,426         (6,262)          (1,593)

Cumulative effects of changes
  in accounting principles                            (1,123)            --             --             --           (1,123)
                                                     -------        -------        -------        -------          -------

Net earnings (loss) before
  extinguishment of debt                              (5,680)         5,800          3,426         (6,262)          (2,716)

Extraordinary loss on extinguishment
  of debt, net of tax benefit of
  $4,652,000                                         (10,749)            --             --             --          (10,749)
                                                     -------        -------        -------        -------          -------

Net earnings (loss)                                $ (16,429)         5,800          3,426         (6,262)         (13,465)
                                                     -------        -------        -------        -------          -------
                                                     -------        -------        -------        -------          -------

Weighted average number
  of common shares outstanding                        20,032                                                        20,032
                                                     -------                                                       -------
                                                     -------                                                       -------

Net loss attributable to common stock              $ (18,137)                                                      (15,173)
                                                     -------                                                       -------
                                                     -------                                                       -------

Primary and fully diluted loss per share:
  Loss before cumulative effects
   of changes in accounting
   principles and extraordinary
   loss on extinguishment of debt                  $    (.32)                                                         (.16)
  Cumulative effects of changes
   in accounting principles                             (.06)                                                         (.06)
                                                     -------                                                       -------
  Loss before extraordinary loss
   on extinguishment of debt                            (.38)                                                         (.22)
  Extraordinary loss on
   extinguishment of debt                               (.53)                                                         (.53)
                                                     -------                                                       -------
  Net loss attributable
   to common stock                                 $    (.91)                                                         (.75)
                                                     -------                                                       -------
                                                     -------                                                       -------




See accompanying notes to condensed pro forma combined financial statements.

                             FOREST OIL CORPORATION
          Condensed Pro Forma Combined Statement of Operations (Note A)
                      For the Year Ended December 31, 1992
                                   (Unaudited)


                                                  Effects of    Effects of   Effects of    Loma Vieja/    Pro Forma       Pro Forma
                                      Forest         Tepco       Canadian        ARCO       Martinez     Adjustments      Combined
                                    Historical    Acquisition      Sale      Acquisition   Historical     (Note B)         Forest
                                    ----------    -----------   ----------   -----------   ----------    -----------      ---------
                                                               (In Thousands Except Per Share Amounts)
Revenue:
  Oil and gas sales:
    Gas                             $  72,011        10,806        (1,354)      39,926         2,781            --         124,170
    Oil and condensate                 26,299           960        (2,453)      13,292            49            --          38,147
    Products and other                    929            --        (1,336)          --            --            --            (407)
                                     --------       -------       -------      -------       -------       -------         -------
                                       99,239        11,766        (5,143)      53,218         2,830                       161,910
  Miscellaneous, net                   13,947            --         1,528         (450)           --          (360) (2)     14,665
                                     --------       -------       -------      -------       -------       -------         -------


        Total revenue                 113,186        11,766        (3,615)      52,768         2,830          (360)        176,575

Expenses:
  Oil and gas production               15,865         1,257        (1,269)       5,687           422            --          21,962
  General and administrative           11,611           114           (54)          --            --            --          11,671
  Interest                             27,800           105          (194)          --            --         6,167 (3)      33,878
  Depreciation and depletion           46,624         6,417        (2,688)      22,392            --         2,940 (4)      81,619
                                     --------       -------       -------      -------       -------       -------         -------

        Total expenses                101,900         7,893        (4,205)      28,079           422         9,107         149,130
                                     --------       -------       -------      -------       -------       -------         -------

  Earnings (loss) before
   income taxes                        11,286         3,873           590       24,689         2,408        (9,467)         33,379
  Income tax expense (benefit)          3,988         1,201           183        8,377            --        (2,400) (5)     11,349
                                     --------       -------       -------      -------       -------       -------         -------

Net earnings (loss)                 $   7,298         2,672           407       16,312         2,408        (7,067)         22,030
                                     --------       -------       -------      -------       -------       -------         -------
                                     --------       -------       -------      -------       -------       -------         -------

Weighted average number
 of common shares
 outstanding                           13,774                                                                               13,774
                                     --------                                                                              -------
                                     --------                                                                              -------

Net earnings attributable
 to common stock                    $   4,950                                                                               19,682
                                     --------                                                                              -------
                                     --------                                                                              -------

Primary earnings per share          $     .36                                                                                 1.43
                                     --------                                                                              -------
                                     --------                                                                              -------

Fully diluted earnings
 per share                          $     .29                                                                                  .84
                                     --------                                                                              -------
                                     --------                                                                              -------




  See accompanying notes to condensed pro forma combined financial statements.

                             FOREST OIL CORPORATION
           Notes to Condensed Pro Forma Combined Financial Statements
                               September 30, 1993
                                   (Unaudited)


A.   BASIS OF PRESENTATION

     On July 31, 1992, Forest purchased Transco Exploration and Production Company (TEPCO) for approximately $45,000,000. In conjunction with the acquisition, a volumetric production payment from certain of the TEPCO properties was sold for approximately $38,500,000 (net of fees). In addition, Forest issued a $2,000,000 promissory note to Transco Energy Company as part of the purchase price. Approximately $4,062,000 was paid in cash, including acquisition costs. The amounts shown for the TEPCO acquisition in the condensed pro forma combined statement of operations for the year ended December 31, 1992 represent the historical results of TEPCO for the seven months ended July 31, 1992 and adjustments for the pro forma effects of the acquisition of TEPCO by Forest.

     On September 30, 1992, Forest Canada I Development Ltd. (FCID), a wholly owned subsidiary of Forest Oil Corporation, sold its Canadian assets and related operations to CanEagle Resources Corporation (CanEagle) for approximately $51,250,000 in Canadian funds ($41,000,000 U.S.). CanEagle was formed for the purpose of acquiring the assets and related operations of FCID. An independent third party financed the purchase by CanEagle. In the transaction, FCID received cash of approximately $28,000,000 CDN ($22,400,000 U.S.) net of expenses, and provided financing to the third party in the aggregate principal amount of $22,000,000 CDN ($17,300,000 U.S.). The pro forma combined statement of operations for the year ended December 31, 1992 includes the effects of the sale of the Canadian properties, representing the reversal of the historical results of operations for the nine months ended September 30, 1992, as adjusted for the pro forma effects of the sale. No gain or loss was recognized on the sale of the Canadian assets.

     On May 18, 1993, Forest acquired six offshore blocks in the Gulf of Mexico from Atlantic Richfield Company (ARCO), effective March 1, 1993, for approximately $32,516,000 and additional consideration consisting of offshore equipment and facilities. The purchase was financed in part by the sale of a nonrecourse volumetric production payment for approximately $27,261,000, covering delivery of approximately 13 billion cubic feet of natural gas over a three-year period at an average price of $2.08 per thousand cubic feet. The amounts shown for the ARCO acquisition in the condensed pro forma combined statement of operations for the year ended December 31, 1992 and the nine months ended September 30, 1993 include the historical revenue and oil and gas production expenses of the ARCO Properties for the year ended December 31, 1992 and the four months ended April 30, 1993, respectively, and adjustments for the pro forma effects of the acquisition of the ARCO Properties by Forest.

     On December 30, 1993, Forest acquired an interest in the Loma Vieja/Martinez Field in South Texas from Wagner & Brown, Ltd., effective October 1, 1993. The Company financed the $59,347,000 purchase price with $6,000,000 of cash from internal funds, $36,600,000 of proceeds of a nonrecourse secured loan from a private institutional lender and $16,747,000 of funds obtained under a secured master credit facility with a bank. The nonrecourse loan, which bears annual interest at the rate of 12.5%, was recorded at $32,301,000 to reflect the conveyance to the lender of a 20% interest in the net profits, as defined, of the Loma Vieja/Martinez Properties. Payments of principal and interest under the nonrecourse secured loan are due monthly commencing March 15, 1994 and are equal to 90% of total net operating income from the secured properties, reduced by 80% of allowable capital expenditures, as defined. Payments, if any, under the net profits conveyance will commence upon repayment of the principal amount of the nonrecourse secured loan and will cease when the lender has received an internal rate of return, as defined, of 18% (15.25% through December 30, 1996). The loan discount of $4,299,000 will be amortized over the life of the loan using the effective interest method.

                             FOREST OIL CORPORATION
           Notes to Condensed Pro Forma Combined Financial Statements
                               September 30, 1993
                                   (Unaudited)


A.   BASIS OF PRESENTATION (CONT'D)

     The accompanying condensed pro forma balance sheet includes pro forma adjustments to give effect to the acquisition of the Loma Vieja/Martinez Properties as of September 30, 1993. The condensed pro forma combined statements of operations include the historical revenue and oil and gas production expenses of the Loma Vieja/Martinez Properties for the respective periods presented and adjustments for the pro forma effects of the acquisition.

B.   PRO FORMA ADJUSTMENTS

     The following pro forma adjustments have been made to the Balance Sheet of Forest at September 30, 1993 and to the Statements of Operations for the year ended December 31, 1992 and the nine months ended September 30, 1993:

     1. To reflect the acquisition of the Loma Vieja/Martinez Properties and the related production payment and bank financing.

     2. To adjust interest income to reflect reduced short-term investments following the acquisition of the Loma Vieja/Martinez Properties.

     3. To increase interest expense for interest associated with the debt incurred in connection with the acquisition of the Loma Vieja/Martinez Properties.

     4. To adjust depletion expense to reflect the pro forma units of production depletion rate for the combined properties.

     5. To record the income tax effects of the pro forma adjustments for the acquisition of the Loma Vieja/Martinez Properties.

C. PRO FORMA SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED)

     ESTIMATED PROVED OIL AND GAS RESERVES - The Company's estimate of its pro forma proved and proved developed future net recoverable oil and gas reserves at December 31, 1992 follows. Such estimates are inherently imprecise and may be subject to substantial revisions.

     Proved oil and gas reserves are the estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions; i.e., prices and costs as of the date the estimate is made. Prices include consideration of changes in existing prices provided only by contractual arrangement, but not on escalations based on future conditions. These quantities have been decreased for overproduced volumes recognized as revenue. Proved developed oil and gas reserves are reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved mechanisms of primary recovery are included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

                             FOREST OIL CORPORATION
           Notes to Condensed Pro Forma Combined Financial Statements
                               September 30, 1993
                                   (Unaudited)


C. PRO FORMA SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (CONT'D)

                                                       Oil and Condensate         Gas
                                                     ----------------------      ------
                                                     (Thousands of Barrels)      (MMCF)
                                                     ----------------------      ------
     Proved reserves at December 31, 1992
        Forest Oil Corporation                               7,560              194,655
        ARCO Properties                                        693               28,515
        Loma Vieja/Martinez Properties                           1               10,749
                                                             -----              -------
        Pro forma combined proved reserves                   8,254              233,919
                                                             -----              -------
                                                             -----              -------

     Proved developed reserves at December 31, 1992
        Forest Oil Corporation                               6,418              176,282
        ARCO Properties                                        693               28,292
        Loma Vieja/Martinez Properties                           1               10,749
                                                             -----              -------

        Pro forma combined proved developed reserves         7,112              215,323
                                                             -----              -------
                                                             -----              -------


     STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS - The standardized measure of discounted net cash flows at December 31, 1992 is calculated in accordance with the provisions of Statement of Financial Accounting Standard No. 69.

     Future oil and gas sales and production and development costs have been estimated using prices and costs in effect at the end of the years indicated, except in those instances where the sale of oil and natural gas is covered by contracts, energy swap agreements or volumetric production payments. In the case of contracts, the applicable contract prices, including fixed and determinable escalations, were used for the duration of the contract. Thereafter, the current spot price was used. The contracts include natural gas sales contracts with a company which is involved in Chapter 11 bankruptcy proceedings. The ultimate outcome of such proceedings and the impact, if any, on future oil and gas sales cannot presently be determined. Future oil and gas sales include the estimated effects of existing energy swap agreements and the volumeric production payments and have been reduced for overproduced volumes recognized as revenue.

     Future income tax expenses are estimated using the statutory tax rate of 35%. Estimates for future general and administrative and interest expenses have not been considered.

                             FOREST OIL CORPORATION
           Notes to Condensed Pro Forma Combined Financial Statements
                               September 30, 1993
                                   (Unaudited)


C. PRO FORMA SUPPLEMENTAL FINANCIAL DATA - OIL AND GAS PRODUCING ACTIVITIES (UNAUDITED) (CONT'D)

     Changes in the demand for oil and natural gas, inflation and other factors make such estimates inherently imprecise and subject to substantial revision. This table should not be construed to be an estimate of the current market value of proved reserves. Management does not rely upon the information that follows in making investment decisions. (In Thousands)


     Forest Oil Corporation:

        Future oil and gas sales                                              $ 549,643
        Future production and development costs                                (200,432)
                                                                                -------
        Future net revenue                                                      349,211
        10% annual discount for estimated timing of cash flows                 (103,636)
                                                                                -------
        Present value of future net cash flows before income taxes              245,575
        Present value of future income tax expense                              (18,566)
                                                                                -------

          Standardized measure of discounted future net cash
           flows at December 31, 1992                                         $ 227,009
                                                                                -------
                                                                                -------

     ARCO Properties:
        Future oil and gas sales                                               $ 76,156
        Future production and development costs                                 (15,758)
                                                                                -------
        Future net revenue                                                       60,398
        10% annual discount for estimated timing of cash flows                   (7,332)
                                                                                -------
        Present value of future net cash flows before income taxes               53,066
        Present value of future income tax expense                               (7,736)
                                                                                -------

          Standardized measure of discounted future net cash
           flows at December 31, 1992                                          $ 45,330
                                                                                -------
                                                                                -------

     Loma Vieja/Martinez Properties:
        Future oil and gas sales                                               $ 25,188
        Future production and development costs                                  (4,553)
                                                                                -------
        Future net revenue                                                       20,635
        10% annual discount for estimated timing of cash flows                   (4,180)
                                                                                -------
        Present value of future net cash flows before income taxes               16,455
        Present value of future income tax expense                               (3,100)
                                                                                -------

          Standardized measure of discounted future net cash
           flows at December 31, 1992                                          $ 13,355
                                                                                -------
                                                                                -------

     Pro Forma Combined Forest Oil Corporation:
        Future oil and gas sales                                              $ 650,987
        Future production and development costs                                (220,743)
                                                                                -------
        Future net revenue                                                      430,244
        10% annual discount for estimated timing of cash flows                 (115,148)
                                                                                -------
        Present value of future net cash flows before income taxes              315,096
        Present value of future income tax expense                              (29,402)
                                                                                -------

          Pro forma standardized measure of discounted
           future net cash flows at December 31, 1992                         $ 285,694
                                                                                -------
                                                                                -------
